                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                                 TENTH AMENDMENT
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT

          THIS TENTH AMENDMENT, dated as of December 2, 2002 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCEBERGEN DRUG CORPORATION (formerly known as AmeriSource Corporation), a Delaware corporation (the "Servicer" or "AmeriSource"), AMERISOURCEBERGEN SERVICES CORPORATION (formerly known as AmeriSource Health Corporation), a Delaware corporation (the "Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "Buyer"), and JPMORGAN CHASE BANK, a banking corporation organized under the laws of the State of New York, as administrative agent (together with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

                                 R E C I T A L S

          WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments to the Receivables Purchase Agreement as set forth herein.

          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1. Amendments to Section 1.01 of the Receivables Purchase
Agreement.

     (i) The defined terms "ARFC Designated Distribution Center," "BH2 Designated Distribution Center," "BH2 Designated Receivables," "Lockbox Account," "Permitted Lockbox," "Net Investment" and "Purchase Documents" appearing in Section 1.01 of the Receivables Purchase Agreement are hereby deleted and replaced, respectively, with the following:

     "ARFC Designated Distribution Center" shall mean any Distribution Center of AmeriSource identified on Exhibit K hereto as an "ARFC Designated Distribution Center," and shall include, without limitation, each distribution center of each "Seller" party to the Affiliate Purchase Agreement on and as of September 30, 2002 (including, without limitation, James Brudnick Company, Inc. and C.D. Smith Healthcare, Inc.), as such Exhibit K may be amended from time to time pursuant to and in connection with a Distribution Center Consolidation.

     "BH2 Designated Distribution Center" shall mean any Distribution Center of AmeriSource identified on Exhibit K hereto as a "BH2 Designated Distribution Center," as such Exhibit

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     K may be amended from time to time pursuant to and in connection with a
     Distribution Center Consolidation.

     "BH2 Designated Receivables" shall mean all Receivables (as defined in the AmeriSource Purchase Agreement) that are generated by AmeriSource at any BH2 Designated Distribution Center; provided that any such Receivables that become ARFC Designated Receivables in connection with a Distribution Center Consolidation shall no longer constitute BH2 Designated Receivables.

     "Lockbox Account" shall mean a demand deposit account identified on Exhibit J hereto maintained with a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of depositing payments made by the Obligors, as such Exhibit J may be amended, supplemented and otherwise modified from time to time to reflect a Distribution Center Consolidation, and such other accounts as the Buyer may establish from time to time in accordance with this Agreement.

     "Net Investment" shall mean, at any time, the sum of the amounts of Purchase Price paid to the Seller for each Incremental Purchase less the aggregate amount of Collections and other amounts received and applied by the Servicer or the Administrative Agent to reduce such Net Investment pursuant to Sections 2.08(b), 2.08(e), 2.08(f), 2.09, 2.11(b) and 2.17(a)
     hereof; provided that the Net Investment shall be increased by the amount of any Collections or other amounts so received if at any time the distribution of such Collections or other amounts is rescinded or must otherwise be returned or restored for any reason.

     "Permitted Lockbox" shall mean a post office box or other mailing location identified on Exhibit J hereto maintained by a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, as such Exhibit J may be amended, supplemented and otherwise modified from time to time to reflect a Distribution Center Consolidation, and such other post office box or other mailing location as the Buyer may establish from time to time in accordance with this Agreement.

     "Purchase Documents" shall mean, collectively, this Agreement, the Purchase Agreements, each Reconveyance Agreement, each Purchaser Interest Reconveyance Agreement, the Lockbox Servicing Instructions, the Concentration Account Servicing Instructions, the B/A Concentration Account Agreement, the Account Transfer Letters and all other agreements, documents and instruments entered into and delivered by the Seller, any Originator or the Servicer in connection with the transactions contemplated by this Agreement.

     (ii) The following new defined terms are hereby inserted in Section 1.01 of the Receivables Purchase Agreement in appropriate alphabetical order:

     "ARFC Designated Receivables" shall mean, collectively (but without duplication) (i) all Receivables (as defined in the AmeriSource Purchase Agreement) acquired by AmeriSource, as buyer, under the Affiliate Purchase Agreement and (ii) all Receivables (as defined in the AmeriSource Purchase Agreement) generated at any ARFC Designated Distribution Center; provided that any such Receivables that become BH2 Designated Receivables in connection with a Distribution Center Consolidation shall no longer constitute ARFC Designated Receivables.

                                       2

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     "Distribution Center Consolidation" shall mean any consolidation of a BH2
     Designated Distribution Center into an ARFC Designated Distribution Center and any consolidation of an ARFC Designated Distribution Center into a BH2 Designated Distribution Center, in each case, pursuant to, and in accordance with, Section 2.5A of the AmeriSource Purchase Agreement.

     "Purchaser Interest Reconveyance Agreement" shall mean a purchaser interest reconveyance agreement in substantially the form of Exhibit L attached hereto.

     "Reassigned Accounts" shall have the meaning specified in Section 4.09A(i) hereof.

     "Reconveyance Agreement" shall mean a reconveyance agreement substantially in the form of Exhibit I to the AmeriSource Purchase Agreement.

     SECTION 2. Amendments to Section 2.17 of the Receivable Purchase Agreement.
Section 2.17 of the Receivables Purchase Agreement is hereby re-titled "Distribution Center Consolidations" and subsection (a) thereof is hereby deleted and replaced with the following:

     (a) If, in connection with a Distribution Center Consolidation of an ARFC Designated Distribution Center into a BH2 Designated Distribution Center, AmeriSource repurchases the Receivables originated at such ARFC Designated Distribution Center, the Administrative Agent and the Buyer shall sell and reconvey to the Seller the Purchased Interest in such Receivables, subject to the satisfaction of the following conditions precedent:

          (i) the Administrative Agent shall have received, at least 60 days (or, in the case of the first such Distribution Center Consolidation only, at least one day) prior to such Distribution Center Consolidation, written notice detailing the proposed consolidation (including, without limitation, identifying the specific Distribution Centers involved in such Distribution Center Consolidation, identifying the Permitted Lockboxes and Lockbox Accounts involved in (or otherwise affected by or related to) such Distribution Center Consolidation (including any such Permitted Lockboxes and/or Lockbox Accounts to be opened, closed or transferred in connection therewith), identifying the Obligors involved in (or otherwise affected by or related to) such Distribution Center Consolidation and setting forth the actions proposed to be taken with respect thereto) and specifying the proposed date of such consolidation;

          (ii)  each of the conditions precedent set forth in Section 2.5A(a),
          (b), (c), (d), (f), (g), (h) and (i) shall have been satisfied;

          (iii) the Seller, the Buyer and the Administrative Agent shall have executed and delivered a Purchaser Interest Reconveyance Agreement relating to the Receivables to be repurchased in connection with such Distribution Center Consolidation and the Seller shall have paid to the Administrative Agent (for application in accordance with this Agreement as if such payment were a Collection) any amounts due with respect thereto as specified in such Purchaser Interest Reconveyance Agreement (it being understood and agreed that the Seller shall cooperate with the Administrative Agent or the Buyer, as applicable, in making appropriate arrangements in the event the Buyer is unable to use all of the amount so paid by the Seller to repay Commercial Paper on the date so paid);

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                (iv)  the Administrative Agent shall have received either an updated Monthly Report or another report (in form and substance satisfactory to the Administrative Agent) signed by a Responsible Officer of the Servicer, dated the date of such Distribution Center Consolidation, demonstrating (in either case) by calculations in detail satisfactory to the Administrative Agent that the Buyer's Percentage Interest does not exceed 100%, both before and after giving effect to such Distribution Center Consolidation (including, without limitation, after giving effect to the repurchase of Receivables in connection therewith and any payment made pursuant to the related Purchaser Interest Reconveyance Agreement); and

                (v) an amended and restated Exhibit K to reflect such Distribution Center Consolidation shall have been prepared by the Seller (or the Servicer) and delivered to the Administrative Agent.

          SECTION 3. Addition of New Section 4.09A to the Receivables Purchase Agreement. The following new Section 4.09A is hereby inserted immediately after Section 4.09 of the Receivables Purchase Agreement:

                      4.09A. Distribution Center Consolidations.

          (i) Notwithstanding anything to the contrary contained in Section 4.09, upon the occurrence of a Distribution Center Consolidation in which an ARFC Designated Distribution Center is consolidated into a BH2 Designated Distribution Center, and upon satisfaction of the related conditions precedent in Section 2.5A of the AmeriSource Purchase Agreement (other than subsection (e) thereof) and Section 2.17(a) hereof, (A) the Seller shall deliver an amended and restated Exhibit J hereto to delete reference to each Lockbox Account and Permitted Lockbox related to such ARFC Designated Distribution Center (collectively, the "Reassigned Accounts") and (B)(1) the Seller shall transfer such Reassigned Accounts to AmeriSource or any other Person designated by AmeriSource and the Seller shall request the Administrative Agent terminate or assign, and the Administrative Agent agrees to terminate or assign (as requested by the Seller), any Account Transfer Letter with respect to such Reassigned Accounts or
          (2) the Seller and the Administrative Agent shall take such other actions with respect to such Reassigned Accounts as the Seller and the Administrative Agent may agree.

          (ii) Upon the occurrence of a Distribution Center Consolidation in which a BH2 Designated Distribution Center is consolidated into an ARFC Designated Distribution Center, and upon satisfaction of the related conditions precedent in Section 2.5A of the AmeriSource Purchase Agreement (other than subsection (d) thereof), (A) the Seller shall deliver an amended and restated Exhibit J hereto to add each lockbox account and lockbox related to such BH2 Designated Distribution Center and (B) the Seller shall (1) provide the Administrative Agent with satisfactory evidence that such lockbox accounts and lockboxes have been transferred to the Seller and either
          (x) deliver a fully executed Account Transfer Letter with respect to each such lockbox account and lockbox or (y) deliver an assignment (in form and substance satisfactory to the Administrative Agent) of the account control agreement in effect with respect to the security interest of the Purchasers (as defined in the BH2/GE Receivables Purchase Agreement) in such lockbox accounts and lockboxes or (2) take such other actions with respect to such lockbox accounts and lockboxes as the Seller and the Administrative Agent may agree.

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          (iii) Without limiting the generality of any other provision of this
          Agreement, the Seller shall furnish, or cause to be furnished to the Administrative Agent as promptly as practicable from time to time, such information with respect to any Permitted Lockbox and/or Lockbox Account involved in (or otherwise affected by or related to) a Distribution Center including, without limitation, any such Permitted Lockbox and/or Lockbox Account opened, closed or transferred in connection therewith, in such form and detail, as the Administrative Agent may request.

          SECTION 4. Amendment to Section 4.10 of the Receivables Purchase Agreement. The period appearing at the end of Section 4.10(g) of the Receivables Purchase Agreement is hereby replaced with "; or" and the following new subsection (h) is inserted immediately thereafter:

          (h) there shall have occurred any event which materially and adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Servicer to distinguish between ARFC Designated Receivables and BH2 Designated Receivables or to segregate Collections relating to ARFC Designated Receivables from collections relating to BH2 Designated Receivables.

          SECTION 5. Amendment to Section 5.03(p) of the Receivables Purchase Agreement. Section 5.03(p) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

          (p) Distribution Centers; Etc. Exhibit K attached hereto identifies all ARFC Designated Distribution Centers and all BH2 Designated Distribution Centers. Exhibit J attached hereto identifies each bank and other financial institution at which each Distribution Center maintains post office boxes and deposit accounts for the receipt of collections for the portion of the Aggregate Receivables generated at such Distribution Center and identifies the related post office box address and the related account numbers. The Servicer represents and warrants that AmeriSource does not generate or otherwise create or maintain any Receivables (as defined in the AmeriSource Purchase Agreement) that are neither ARFC Designated Receivables nor BH2 Designated Receivables. The Servicer further represents and warrants that Exhibit K attached hereto includes as ARFC Designated Distribution Centers all distribution centers of each "Seller" party to the Affiliate Purchase Agreement.

          SECTION 6. Addition of New Section 6.01(q) to the Receivables Purchase Agreement. The following new Section 6.01(q) is hereby inserted immediately after Section 6.01(p) of the Receivables Purchase Agreement:

          (q) Permitted Lockboxes and Lockbox Accounts. Without limiting the generality of Section 2.17(a)(v) hereof, the Seller shall deliver a revised Exhibit J and a revised Exhibit K each time that it establishes a new Permitted Lockbox or Lockbox Account and each time it closes a Permitted Lockbox or Lockbox Account.

          SECTION 7. Amendment to Section 6.02(c) of the Receivables Purchase Agreement. Section 6.02(c) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

          (c) Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that (x) the Seller may merge with another Person if (A) the

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          Seller is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Termination Event shall have occurred and be continuing and (y) subject to satisfaction of the conditions set forth in Section 2.17(a) hereof, the Seller may sell or transfer Receivables to AmeriSource pursuant to Section 2.5A of the AmeriSource Purchase Agreement.

          SECTION 8. Amendments to Section 7.01 of the Receivables Purchase Agreement. The period appearing at the end of Section 7.01(v) of the Receivables Purchase Agreement is hereby replaced with "; or" and the following new subsections (w), (x) and (y) are hereby inserted immediately thereafter:

          (w) any "Termination Event" or "Event of Servicer Termination" shall occur under the BH2/GE Receivables Purchase Agreement; or

          (x) an Event of Bankruptcy shall occur with respect to BH2; or

          (y) any breach by General Electric Capital Corporation shall occur and be continuing under the Intercreditor Agreement.

          SECTION 9. Amendment to Section 7.02 of the Receivables Purchase Agreement. The proviso to the first sentence of Section 7.02(a) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

          ; provided that, in the case of a Termination Event under Section 7.01(k) or (x) hereof, such obligations of the Owners hereunder shall be automatically terminated without any action on the part of the Administrative Agent and all outstanding Tranche Periods may, in the sole discretion of the Administrative Agent or APA Purchasers, be ended.

          SECTION 10. Representations and Warranties; Etc. In order to induce the Buyer and the Administrative Agent to execute and deliver this Amendment, (i) the Seller hereby represents and warrants on the date hereof (after giving effect to this Amendment and the Third Amendment, dated as of the date hereof, to the AmeriSource Purchase Agreement (the "Third Amendment")), that each of the representations and warranties set forth in
     Section 5.01 of the Receivables Purchase Agreement is true and correct,
     (ii) the Guarantor hereby represents and warrants on the date hereof (after giving effect to this Amendment and the Third Amendment) that each of the representations and warranties set forth in Sections 5.01(a), (b), (c) (the first sentence thereof), (d), (e), (g), (h), (i), (k), (m), (p) and (q) of the Receivables Purchase Agreement is true and correct; provided that all references therein to "Seller" shall mean and be a reference to "Guarantor," (iii) the Servicer hereby represents and warrants on the date hereof (after giving effect to this Amendment and the Third Amendment) that each of the representations and warranties in Section 5.03 of the Receivables Purchase Agreement is true and correct; provided that, in the case of preceding clauses (i), (ii) and (iii), as applicable, all references in Section 5.01 or 5.03 of the Receivables Purchase Agreement to "this Agreement" or the "Purchase Documents" shall mean and be a reference to, or shall include, the Receivables Purchase Agreement (after giving effect to this Amendment and the Third Amendment) and (iv) each of the Seller and the Servicer hereby represents and warrants, on the date hereof (both before and after giving effect to this Amendment and the Third Amendment), that no event has occurred and is continuing and no condition exists which constitutes a Termination Event or Potential Termination Event.

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     SECTION 11. Amendments to Exhibits. Exhibit L attached hereto is hereby inserted immediately after Exhibit K attached to the Receivables Purchase Agreement.

     SECTION 12. Receivables Purchase Agreement in Full Force and Effect, as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

     SECTION 13. Effectiveness. This Amendment shall become effective in accordance with its terms upon receipt by the Administrative Agent of each of the following:

     (a) an executed counterpart of this Amendment from each party hereto;

     (b) Long form good standing and tax certificates for each of the Seller, AmeriSource and the Guarantor, in each case, issued by the Secretary of State of Delaware and the Secretary of the Commonwealth of Pennsylvania, each such certificate to be dated a date reasonably near the date hereof;

     (c) A certificate of the secretary or assistant secretary of AmeriSource, dated the effective date hereof, certifying that no changes have been made to the certificate of incorporation or bylaws of AmeriSource since a date acceptable to the Administrative Agent and certifying and attaching resolutions authorizing this Amendment and the Third Amendment and an incumbency certificate;

     (d) A certificate of the secretary or an assistant secretary of the Seller, dated the effective date hereof, certifying that no changes have been made to the certificate of incorporation or bylaws of the Seller and certifying and attaching resolutions authorizing this Amendment and the Third Amendment and an incumbency certificate;

     (e) An officer's certificate of AmeriSource dated the effective date hereof, executed by a Responsible Officer of AmeriSource, certifying that (i) the representations and warranties contained in Sections 3.1 and 3.2 of the AmeriSource Purchase Agreement are true and correct as if such representations and warranties were made as of the date hereof, both before and after giving effect to this Amendment and the Third Amendment, (ii) no Servicing Default exists as of the date hereof, both before and after giving effect to this Amendment and the Third Amendment, and (iii) no financing statement naming AmeriSource (or any entity merged with or into AmeriSource), as debtor, and covering the Transferred Receivables (as defined in the AmeriSource Purchase Agreement has been filed against AmeriSource (or any such entity merged with or into AmeriSource), except certain financing statements have been filed by (A) the Seller, in its capacity as the buyer, under the AmeriSource Purchase Agreement, (B) JPMorgan Chase Bank, as Collateral Agent under the Security Agreement, all of which Transferred Receivables have been (and will continue to be) released from such financing statements pursuant to the terms of the Credit Agreement and the Security Agreement and (C) BH2 under and in accordance with the AmeriSource/BH2 Purchase Agreement and by General Electric Capital Corporation under and in accordance with the BH2/GE Receivables Purchase Agreement against Bergen Brunswig Drug

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

Company, a predecessor in interest to AmeriSource, all of which Transferred Receivables have been (and will continue to be), by amendment to such financing statements, released or excluded from such financing statements;

     (f) A favorable opinion or opinions of counsel for AmeriSource, dated the effective date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase Documents (as amended), no conflicts with the Credit Agreement (or related security documents), perfection and priority of the Seller's security interest in the Receivables and such other matters as the Administrative Agent may reasonably request;

     (g) A favorable opinion or opinions of counsel for the Seller, dated the effective date hereof, relating to perfection and priority, of the Administrative Agent's undivided ownership interest in the Receivables (for the benefit of the Owners), true sale and nonconsolidation (between AmeriSource and the Seller) and such other matters as the Administrative Agent may reasonably request;

     (h) A favorable opinion or opinions of counsel for the Guarantor, dated the effective date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase Documents (as amended), no conflicts with the Credit Agreement (or related security documents) and such other matters as the Administrative Agent may reasonably request;

     (i) An executed copy of the Third Amendment to the AmeriSource Purchase Agreement, which amendment shall have become effective in accordance with the terms thereof;

     (j) An executed copy of an amendment to the Fee Letter, which amendment shall have become effective in accordance with the terms thereof;

     (k) Executed copies of the Second Amendment, dated as of the date hereof, to the AmeriSource/BH2 Purchase Agreement and the Fourth Amendment, dated as of the date hereof, to the BH2/GE Receivables Purchase Agreement, each of which amendments shall be in form and substance satisfactory to the Administrative Agent and shall have become effective in accordance with its respective terms;

     (l) Payment in full of all legal fees and expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment and the Seventh Amendment, Eighth Amendment and Ninth Amendment to the Receivables Purchase Agreement and otherwise in connection with the Purchase Documents, but only to the extent that an invoice therefor has been rendered;

     (m) A duly executed consent with respect to the Credit Agreement, which consent shall be in form and substance satisfactory to the Administrative Agent and shall have become effective in accordance with its terms; and

     (n) Such other documents as the Buyer or the Administrative Agent shall reasonably request.

     SECTION 14. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

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     SECTION 15. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

                          DELAWARE FUNDING CORPORATION

                          By: JPMorgan Chase Bank, as attorney-in-fact for Delaware Funding Corporation

                          By _______________________________________
                               Name:
                               Title:

                          JPMORGAN CHASE BANK,
                          as Administrative Agent

                          By _______________________________________
                               Name:
                               Title:

                          AMERISOURCE RECEIVABLES FINANCIAL CORPORATION

                          By _______________________________________
                               Name:
                               Title:

                          AMERISOURCEBERGEN DRUG CORPORATION

                          By _______________________________________
                               Name:
                               Title:

                          AMERISOURCEBERGEN SERVICES CORPORATION

                          By _______________________________________
                               Name:
                               Title:

WITH THE CONSENT OF:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent under the BH2/GE
Receivables Purchase Agreement

By__________________________________________
     Name:  Brian P. Schwinn
     Title: Duly Authorized Signatory

[Signature Page to the Tenth Amendment to the AmeriSource Receivables Purchase Agreement]

                                                                       EXHIBIT L
                                                                              to
                                                  Receivables Purchase Agreement

                                     FORM OF
                    PURCHASER INTEREST RECONVEYANCE AGREEMENT

     THIS PURCHASER INTEREST RECONVEYANCE AGREEMENT (this "Agreement") is made and entered into as of [INSERT DATE], among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation ("Seller"), DELAWARE FUNDING CORPORATION, a Delaware corporation ("Buyer") and JPMORGAN CHASE BANK, as administration agent (in such capacity, the "Administrative Agent"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Receivables Purchase Agreement (as defined below).

                               Statement of Facts

     Pursuant to that certain Receivables Purchase Agreement, dated as of May 14, 1999, among the Seller, the Servicer, the Guarantor, the Buyer and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Receivable Purchase Agreement"), the Administrative Agent (on behalf of the Owners) has purchased from the Seller undivided percentage interests in certain trade receivables (and related rights thereto) owned by the Seller and generated at ARFC Designated Distribution Centers.

     AmeriSource has given notice to the Seller of Amerisource's intent to consolidate the Consolidating Location (defined below) into a BH2 Designated Distribution Center in accordance with Section 2.5A of the AmeriSource Purchase Agreement and, in connection therewith, to repurchase from the Seller all outstanding ARFC Designated Receivables with respect to the Consolidating Location (as set forth in Schedule I hereto or in such other format as is acceptable to the Administrative Agent, the "Reassigned Receivables"), and to have the Seller release its security interests therein. Pursuant to Section 2.17(a) of the Receivables Purchase Agreement, upon the request of the Seller, the Buyer and the Administrative Agent shall reconvey the Purchased Interest in such Reassigned Receivables as provided in this Agreement.

                               Statement of Terms

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Distribution Center Consolidation. On the date hereof, AmeriSource will consolidate the ARFC Designated Distribution Center located at [insert location details here] (the "Consolidating Location") into the BH2 Designated Distribution Center located at [insert location details here]. On the date hereof, Exhibit K to the Receivables Purchase Agreement is hereby amended to provide that the Consolidating Location is not an "ARFC Designated Distribution Center" but is a "BH2 Designated Distribution Center."

         2. Reconveyance by Purchasers.

         a. In connection with the Distribution Center Consolidation detailed in Paragraph 1 above, and subject to the terms and conditions of this Agreement, the Buyer and the Administrative Agent hereby sell, assign, transfer, and convey to the Seller without recourse, and the Seller hereby accepts, purchases and receives, all of the Buyer's and the Administrative Agent's right, title and interest in and to the Reassigned Receivables. In consideration of the transfer and conveyance hereunder to the Seller of the Reassigned Receivables, the Seller shall pay to the Administrative Agent (for the benefit of the Owners) [the amount (if any) necessary to cause the Buyer's Percentage Interest not to exceed 100%, after giving effect to the transfer of the Reassigned Receivables to the Seller].

         b. Subject to the terms and conditions of this Agreement, the Administrative Agent and the Buyer hereby release and terminate all security interests or other rights or interests that the Administrative Agent and the Buyer may have in (i) the Reassigned Receivables, (ii) AmeriSource's rights in the merchandise (including returned goods) relating to the Reassigned Receivables, (iii) all Reassigned Accounts, (iv) any other Related Security to the extent relating to the foregoing and (v) all proceeds, substitutions and replacements for each of the foregoing (the "Released Security Interest").

         3. Effectiveness of this Agreement. This Agreement shall be effective as of the date hereof when signed by each of the parties hereto.

         4. Further Assurances. The Administrative Agent hereby agrees to execute and deliver such UCC financing statements (other than UCC-1 financing statements) and such other documents as the Seller may reasonably request from time to time in order to more fully effectuate the transactions contemplated by this Agreement (including, without limitation, those necessary to terminate or assign Account Transfer Letters); provided, however, that any and all such financing statements and other documents shall be prepared and/or recorded at the Seller's expense.

         5. Representations and Warranties. Each of the parties hereto represents and warrants that it has the full corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly executed and delivered by it (and assuming the due and valid execution and delivery hereof by all other parties hereto) constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

         6. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of several counterparts, and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. The delivery of an executed counterpart hereof by facsimile shall constitute delivery of an executed counterpart hereof.

                            [Signature Page Follows]

     IN WITNESS, each of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written.

                               AMERISOURCE RECEIVABLES FINANCIAL
                               CORPORATION

                               ____________________________________________
                               Name:
                               Title:

                               DELAWARE FUNDING CORPORATION

                               By: JPMORGAN CHASE BANK, as attorney-in-fact
                                   for Delaware Funding Corporation

                               By:________________________________________
                                   Name:
                                   Title:

                               JPMORGAN CHASE BANK,
                               as Administrative Agent

                               By:________________________________________
                                   Name:
                                   Title:

                                   SCHEDULE I

                             Reassigned Receivables